EXHIBIT 21.1

DIGITAL ALLY, INC.

SUBSIDIARIES OF REGISTRANT

Legal Name	Status	State of Organization	Type of Organization	Entity Organizational ID	Percentage owned
Digital Ally International, Inc.	Subsidiary	Nevada	Corporation	NV20091423731	100%